Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FIRST QUARTER FINANCIAL RESULTS AND UPDATES 2021 FINANCIAL GUIDANCE

SAN DIEGO — May 10, 2021 — Maravai LifeSciences Holdings, Inc. (Maravai)(NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the first quarter ended March 31, 2021. Highlights include:

•Revenue increased 190.7% to $148.2 million for the first quarter;
•Updated 2021 revenue guidance of $680.0 million to $720.0 million, representing full year growth of 139.4% to 153.5%.

"As reported in our pre-announcement, Maravai’s strong momentum continued in the first quarter of 2021, primarily driven by the continued strength of our Nucleic Acid Production business,” said Carl Hull, Chairman and CEO. “I am very proud of the ways in which our extraordinary team, and our partners, continue to scale meaningfully to address the global COVID-19 pandemic. We are pleased to be able to report exceptionally strong quarterly results and to provide updated financial guidance,” added Hull.

Revenue for the First Quarter of Fiscal 2021

	Three Months Ended March 31,
	2021	2020	Year-over-Year % Change
Revenue
Nucleic Acid Production	$123,932	$30,490	306.5%
Biologics Safety Testing	17,649	14,293	23.5%
Protein Detection	6,630	6,198	7.0%
Total revenue	$148,211	$50,981	190.7%

First Quarter Fiscal 2021 Financial Results

Revenue for the first quarter was $148.2 million, representing a 190.7% increase over the same period prior year and was driven by the following:

•Nucleic Acid Production revenue was $123.9 million for the first quarter, representing a 306.5% increase year-over-year. The increase in Nucleic Acid Production revenue was driven by: continued strong demand for our proprietary CleanCap® analogs as COVID-19 vaccine manufacturers scale production; increasing demand for highly-modified RNA products, particularly mRNA, due to resumption of mRNA therapeutic programs; and lifting of shelter-in-place COVID-19 restrictions.

•Biologic Safety Testing revenue was $17.6 million for the first quarter, representing a 23.5% increase year-over-year. The increase was driven by higher demand and consumption of our products as a result of increased COVID-19 related diagnostic needs; and increased demand for contract services.

•Protein Detection revenue was $6.6 million for the first quarter, representing a 7.0% increase year-over-year. The increase was primarily due to the resumption of research laboratory work from prior shutdowns as a result of the COVID-19 pandemic, coupled with increased demand for our products.

Net income and Adjusted EBITDA (non-GAAP) were $75.9 million and $101.9 million, respectively, for the first quarter of 2021, compared to $23.9 million and $29.6 million for the first quarter of the prior year.

Updated Financial Guidance for 2021

Our updated financial guidance for the full year 2021 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks and uncertainties identified in the Forward-Looking Statements below.

Total revenue is projected to be in the range of $680.0 million to $720.0 million, reflecting overall growth of 139.4% to 153.5%.

Adjusted EBITDA (non-GAAP) is expected to be in the range of $440.0 million to $470.0 million.

Adjusted fully diluted EPS (non-GAAP) is expected to be in the range of $1.04 - $1.12 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all Class B shares are converted to Class A shares. The net income (loss) included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income (loss) attributable to non-controlling interest as a result of the assumed full conversion of Class B shares for Class A shares and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the mid-point of an assumed statutory tax rate range of 23.0% to 25.0%.

Maravai does not provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the updated 2021 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Class B common shares for shares of Class A common stock. Thus, we are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2021 interest expense is expected to be in the range of $30.0 million to $35.0 million, 2021 depreciation and amortization is also expected to be in the range of $30.0 million to $35.0 million, and 2021 equity-based compensation is expected to be in the range of $10.0 million to $12.0 million.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measure include: Adjusted EBITDA, and Adjusted fully diluted Earnings Per Share (EPS).

We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) incremental costs incurred to execute and integrate completed acquisitions; (ii) charges for in-process research and development associated with completed acquisitions; (iii) non-cash expenses related to share-based compensation; (iv) gain on sale and leaseback transaction; (v) expenses incurred for acquisitions that were not consummated (including legal, accounting, and professional consulting services); (vi) transaction costs incurred for the initial public offering and debt refinancing; and (vii) loss (income) recognized during the applicable period due to changes in the tax receivable agreement liability. We define Adjusted Net Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding Class B common stock for shares of Class A common stock.

These non-GAAP measures are supplemental measures of operating performance that is not prepared in accordance with GAAP and that does not represent, and should not be considered as, an alternative to net income, as determined in accordance with GAAP.

We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.

These non-GAAP financial measures have limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast

Maravai’s management will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss its financial results for the first quarter of fiscal year 2021. Approximately 10 minutes before the call, dial (833) 693-0536 or (661) 407-1576 and enter the conference ID number 4090862. For 72 hours following the call, an audio replay can be accessed by dialing (855) 859-2056 or (404) 537-3406 and using the conference number above. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/

About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, novel vaccines and support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis, bioprocess impurity detection and analysis, and protein labeling and detection to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.

For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements

This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our financial guidance for 2021, the strength of our business momentum and Nucleic Acid Production business, demand for CleanCap, highly-modified RNA and mRNA products, and molecular diagnostic test components, continued growth in the number of biologics drug development programs and related demand for our HCP ELISA kits, and increased demand for contract services, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.
•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, as well as other documents on file with the Securities and Exchange Commission.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact Information:
Media Contact: Sara Michelmore
MacDougall
+1 781-235-3060
maravai@macbiocom.com

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com

MARAVAI LIFESCIENCES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except share and unit amounts and per share and per unit amounts)

	Three Months Ended March 31,
	2021	2020
Revenue	$148,211	$50,981
Operating expenses
Cost of revenue	30,368	15,297
Research and development	2,164	3,744
Selling, general and administrative	23,237	16,126
Gain on sale and leaseback transaction	—	(19,002)
Total operating expenses	55,769	16,165
Income from operations	92,442	34,816
Other income (expense)
Interest expense	(8,770)	(7,622)
Change in payable to related parties pursuant to the Tax Receivable Agreement	5,886	—
Other income	3	320
Income before income taxes	89,561	27,514
Income tax expense	13,709	3,635
Net income	75,852	23,879
Net income attributable to noncontrolling interests	52,605	490
Net income attributable to Maravai LifeSciences Holdings, Inc.	$23,247	$23,389

Net income per share/unit attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.24	$0.09
Diluted	$0.24	$0.09

Weighted average number of shares/units outstanding:
Basic	96,646,515	253,916,941
Diluted	96,672,968	253,916,941

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except share amount and per share amounts)

Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
Net income	$75,852	$23,879
Add:
Amortization	5,041	5,075
Depreciation	1,854	1,691
Interest Expense	8,770	7,382
Income tax expense	13,709	3,635
EBITDA	105,226	41,662
Acquisition integration costs (1)	(811)	689
Acquired in-process research and development costs (2)	—	2,881
Equity-based compensation (3)	2,278	508
GTCR management fee (4)	—	211
Gain on sale and leaseback transaction (5)	—	(19,002)
Merger and acquisition related expenses (6)	919	902
Financing costs (7)	206	1,700
Tax receivable agreement liability adjustment (8)	(5,886)	—
Adjusted EBITDA	$101,932	$29,551

Adjusted Net Income and Adjusted Net Income per Diluted Share
	Three Months Ended March 31,
	2021	2020
Net income attributable to Maravai LifeSciences Holdings, Inc.	$23,247	*
Net income impact from pro forma conversion of Class B shares to Class A common shares	52,605	*
Adjustment to the provision for income tax (9)	(13,058)	*
Tax-effected net income	62,794	*
Acquisition integration costs	(811)	*
Share-based compensation	2,278	*
Merger and acquisition related expenses	919	*
Financing costs	206	*
Tax receivable agreement liability adjustment (10)	(5,886)	*
Deferred tax expense related to change in state tax rate (11)	5,246
Tax impact of adjustments (12)	904	*
Other adjustments (13)	958	*
Adjusted net income	$66,608

Diluted weighted average shares of Class A common stock outstanding	257,647,098	*

Adjusted net income	$66,608	*
Adjusted fully diluted EPS	$0.26	*

____________________
Explanatory Notes to Reconciliations
(*) Information not presented for Pre-IPO period.
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions.
(2)Refers to in-process research and development charge associated with the acquisition of MockV Solutions, Inc.
(3)Refers to non-cash expense associated with equity-based compensation.
(4)Refers to cash fees paid to GTCR, LLC (“GTCR”), pursuant to the advisory services agreement that was terminated in connection with our IPO.
(5)Refers to the gain on the sale of our Burlingame, California facility, which was leased back to the Company in 2020.
(6)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were not consummated.
(7)Refers to transaction costs related to our IPO and the refinancing of our long-term debt that are not capitalizable or cannot be offset against proceeds from such transactions.
(8)Refers to the adjustments to our tax receivable agreement related party liability primarily due to changes in our estimated effective tax.

(9)Represents additional corporate income taxes at an assumed effective tax rate of 23.9% applied to additional net income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock.
(10)Refers to gain related to the adjustment of our tax receivable agreement liability primarily due to changes in our estimated state apportionment and the corresponding reduction of our estimated state tax rate.
(11)Refers to deferred tax expense related to the adjustment of our deferred tax asset primarily due to changes in our estimated state apportionment and the corresponding reduction of our estimated state tax rate.
(12)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock at an assumed effective tax rate of 23.9%.
(13)Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the tax receivable agreement.